SECOND AMENDMENT OF AGENCY AGREEMENT


      THIS SECOND AMENDMENT OF AGENCY AGREEMENT ("Agreement") is made and entered into to be effective as of ______________, 1994 by and between SELIGMAN PORTFOLIOS, INC. (f/k/a Seligman Mutual Benefit Portfolios, Inc.), a Maryland corporation ("Fund"), and INVESTORS FIDUCIARY TRUST COMPANY, a Missouri trust company ("IFTC").

                                    RECITALS

A. Fund and IFTC are parties to that certain Agency Agreement dated June 1, 1988, as amended by that certain First Amendment of Agency Agreement dated as of May 3, 1993 (collectively, "Agency Agreement"), pursuant to which Fund appointed IFTC as transfer agent and dividend disbursing agent of the Fund's six then-existing portfolios.

B. Fund is instituting three new portfolios, to be known as the Seligman Communications and Information Portfolio, the Seligman Frontier Portfolio, and the Seligman Henderson Global Emerging Companies Portfolio (collectively, the "New Portfolios"), and desires to appoint IFTC as transfer agent and dividend disbursing agent thereof upon and subject to the terms, conditions and agreements set forth in the Agency Agreement and IFTC is willing to accept such appointment.

                                    AGREEMENT

1. Fund hereby appoints IFTC as transfer agent and dividend disbursing agent of the New Portfolios, and IFTC hereby accepts such appointment and agrees that it will act as the transfer agent and dividend disbursing agent of the New Portfolios.

2. Such appointment and agreement is made upon and subject to all the terms, conditions and agreements set forth in the Agency Agreement, which is hereby incorporated herein by reference. Fund and IFTC hereby ratify and confirm the Agency Agreement and agree that it remains in full force and effect and is binding upon the parties in accordance with its terms, except as amended hereby. Each party hereby confirms that except as amended herein all of its representations and warranties set forth in the Agency Agreement remain true and correct as of the date of this Agreement.
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      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers to be effective as of the date and year first above written.

                                    INVESTORS FIDUCIARY TRUST COMPANY


                                    By:
                                        -----------------------------------

                                    Title:
                                           --------------------------------

                                    SELIGMAN PORTFOLIOS, INC.
                                    (f/k/a Seligman Mutual Benefit Portfolios,
                                    Inc.)


                                    By:
                                        -----------------------------------

                                    Title:
                                           --------------------------------